Exhibit 10.7

ASHEVILLE SAVINGS BANK

SECOND AMENDED AND RESTATED

DIRECTORS AND OFFICERS DEFERRAL PLAN

This SECOND AMENDED AND RESTATED DIRECTORS AND OFFICERS DEFERRAL PLAN (hereafter “the Plan”) is made and entered into this 16th day of December, 2008 effective January 1, 2009, by Asheville Savings Bank (hereafter “Bank”), a North Carolina corporation.

WITNESSETH

WHEREAS, Bank is a corporation duly organized and existing under the laws of the State of North Carolina, and

WHEREAS, the Bank has adopted a Directors and Officers Deferral Plan (the “Plan”) on or about the 20th day of April, 1999; and

WHEREAS, the Bank amended and restated the Plan as of June 17, 2003; and

WHEREAS, it is in the best interests of the Bank and the Plan to further amend and restate the Plan at this time; and

WHEREAS, the Plan was and is intended to provide incentives and reward designated executive officers and the members of the Board of Directors of Bank for their contributions from one year to the next; and

WHEREAS, the Plan is separate from Bank’s other employee plans; and

WHEREAS, this is a non-qualified, discriminatory compensation plan under which participants must be approved by the Board of Directors of Bank; and

WHEREAS, the designated executives and members of the Board of Directors desire to and have entered into an Agreement with Bank, and the Board of Directors of Bank have concluded and agreed that it is in the best interests of Bank to enter into and continue to enter into such Agreements; and

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WHEREAS, the purpose of this Amendment of the Plan is to conform the Plan to Internal Revenue Code 409 A;

NOW, THEREFORE, in consideration of the foregoing premises, Bank intends to provide designated executives and members of the Board of Directors with the continued opportunity to participate in the Plan and thereby amends and restates the Plan as follows:

ARTICLE I

ELIGIBILITY

Those executive officers selected by the Board of Directors and designated in resolutions of the Board and members of the Board of Directors shall be eligible to become a participant in this Benefit Plan (hereinafter referred to as the “Participant”).

ARTICLE II

FEES AND COMPENSATION

Subject to the limitations as set forth herein, the fees covered under the Plan shall be any and all amounts paid to the Participant for the Participant’s services (as applicable) including, but not limited to annual fees, meeting fees, committee fees, and, if applicable, total salary and wages from the Bank as reported on IRS Form W-2. Executive officers must first maximize their participation in the qualified 401(k) Plan provided by the Bank. Participants may defer retainer fees and regular board meeting fees in increments of ten percent (10%), and committee meeting fees may be deferred at fifty percent (50%) or one hundred percent (100%). Participants may elect to defer no more than one hundred percent (100%) of fees and compensation. Executive officers may elect to defer no less than five percent (5%) of fees and compensation. In addition, a minimum total annual deferral of one thousand two hundred and no/100ths dollars ($1,200.00) is required for Director participation. The deferred fees covered under the Plan shall be credited to the Participant subject to the election requirement of Article III (A) hereinbelow.

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ARTICLE III

DEFERRED COMPENSATION

A. Election of Participant’s Deferred Compensation:

The Participant shall at the same time as entering this Benefit Plan, and in no event later that than within thirty (30) days of becoming eligible to participate in the Plan, file a written statement with the Bank notifying the Bank as to the percent (%) or dollar amount of fees and compensation as defined in Article II that are to be deferred and the actual investments (as defined in Article IV B (hereinafter referred to as the “Election Form”). A copy of the said Election Form is attached hereto and marked as Exhibit “A-l.”) The election to defer fees and compensation may only be made for fees and compensation not yet earned as of the date of said election and shall be signed and delivered to the Bank on or before December 31 of the year prior to the year the duties of Participant are to occur. Signed written statements filed under this section, unless modified or revoked, shall be valid for all succeeding years. Any modification or revocation of a signed written statement must be in writing, made one (1) year prior to receiving benefits hereunder, and shall be effective for calendar years succeeding the year in which the modification or revocation is made; provided, however, that where a delay in payment is made in a modification, the Participant must defer payment for at least five (5) years from the original payment date. Notwithstanding the foregoing, the Participant shall be allowed to change their actual investments at least quarterly.

B. Payment of Participant’s Deferred Compensation:

At all times, the Participant shall “be one hundred percent (100%) vested (except as provided in Article IX) in the Participant’s Deferred Compensation Account (as defined in

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Article IV(A)). Payment of the Participant’s Deferred Account balance shall commence on the first day of the calendar month following the end of the Participant’s term of office due to resignation, removal, failure to be re-elected, retirement, or hardship as further set forth hereinbelow, and shall continue, if applicable, as set forth in the Participant’s Election Form.

(i) Retirement: Retirement age for Directors shall be age 70 and retirement age for executive officers shall be age 65, or such other date as the Participant may actually retire.

(ii) Hardship: The Bank shall permit financial hardship distributions upon an unforeseeable emergency involving the Participant or his or her family. The Participant may submit a written application for an in-service hardship distribution to the Asheville Savings Bank Pension Committee (hereinafter referred to as the “Committee”). The application must specify the nature of the financial hardship, the total amount requested to be distributed from the Participant’s Account and the total amount of the actual expense incurred or to be incurred due to the financial hardship. If, in the discretion of the Committee, the Participant has suffered an unforeseeable emergency that results in severe financial hardship to Participant, the Committee shall cause the Plan to pay an in-service distribution to the Participant from the Participant’s Account. A distribution because of an unforeseeable emergency shall not exceed the amount required to meet the immediate financial need created by the unforeseeable emergency and not otherwise reasonably available from other resources of Participant. Such distribution shall be paid in a single-sum cash payment as soon as administratively feasible, after the Committee determines that the Participant has incurred an unforeseeable emergency that will result in severe financial hardship to the Participant. Examples of an unforeseeable emergency

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shall include, but shall not be limited to. those financial needs arising on account of illness or accident of Participant, his or her spouse or a dependent of Participant, loss of Participant’s property due to casualty, or other similar extraordinary unforeseeable circumstances arising as a result of events beyond the control of Participant.

C. Investment of Participant’s Deferred Compensation:

The Participant shall at the same time as entering this Benefit Plan notify the Bank on the Election Form as to the percent (%) of deferred compensation that is to be allocated among the “actual investment” choices as defined in Article IV B herein. The Participant may make changes to the allocation of their “actual investments” at least quarterly.

D. Bank Contributions:

The Bank may make matching or other contributions to this Benefit Plan for the benefit of the Participant from time to time at the discretion of the Bank. The Participant shall be one hundred percent (100%) vested (except as provided in Article IX) in the Bank’s contributions hereunder.

E. Payment of Bank’s Contributions:

The vested amounts in the Participant’s Deferred Compensation Account attributed to Bank contributions, if any, shall be paid under the same terms and conditions as payment of the Participant’s deferred compensation.

F. Investment of Bank’s Contribution to the Participant’s Deferred Compensation Account:

The Bank’s contribution to the Participant’s Deferred Compensation Account, if any, shall be invested under the same terms and conditions as the investment of the Participant’s Deferred Compensation.

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ARTICLE IV

PARTICIPANT’S DEFERRED COMPENSATION ACCOUNT

A. Maintenance of Deferred Compensation Account:

The Plan shall establish and maintain an account on behalf of each Participant. Participant’s Account shall be credited with (i) the amount of Fees and Compensation the Participant elects to defer under the Election Form, (ii) other Bank Contributions, if any, and (iii) earnings or losses attributable to the Account. Each Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or the Participant’s beneficiary(ies). The value of said account shall be calculated at least quarterly.

The Bank will maintain a record of any fees and compensation deferred by Participant under this Plan on or prior to October 3, 2004 and such amounts shall be treated as a separate Account if necessary in order to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended or the regulations promulgated thereunder (the “Code”). Notwithstanding anything to the contrary, the assets of the Account shall remain in the United States at all times.

B. Actual Investment:

Each Participant will be allowed to select from a restricted list to be used to determine the investment allocation of their respective Deferred Compensation Account. The performance of the deemed investments will be used to determine the earnings and the losses to credit to Participant’s Deferred Compensation Account. The Participant will be allowed to change their investment allocation quarterly.

C. Amounts in Deferred Compensation Account.

Bank may at its sole option disburse in its entirety a Participant’s Deferred Compensation Account when the balance in that Account is less than $10,000.

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ARTICLE V

DEATH OF PARTICIPANT

In the event of the death of the Participant prior to commencement of payments, within thirty (30) days after the Participant’s death, the Participant’s Deferred Compensation Account balance as of the date of death shall be paid as set forth in the Election Form, to such individual or individuals as the Participant may have designated in writing and filed with the Bank. In the event no beneficiary designation has made by Participant, the Participant’s Account balance shall be paid to the duly qualified executor or administrator or the Participant’s estate.

ARTICLE VI

CHANGE OF CONTROL

In the event of a change of control, meaning the occurrence of any of the following: (a) a merger, business combination or other transaction such that a person, or more than one person acting as a “Group” (as determined by Section 409A of the Code), acquires ownership of Bank stock that constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Bank; (b) any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank of thirty five percent (35%) or more of the total voting power of the stock of the Bank; (c) a majority of the members of the Bank’s Board of Directors are replaced in any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank’s Board of Directors prior to the date of the appointment or election; or (d) a change in the ownership of a substantial portion of the Bank’s assets, as of the date that any person, or more than one person action as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank that have a total gross

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fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Bank immediately prior to the acquisition. For the purposes of this analysis: (i) gross fair market value means the value of the assets of the Bank, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (ii) a transfer of assets by the Bank shall not be treated as a change in the ownership of such assets if the assets are transferred to (1) a shareholder of the Bank (immediately before the asset transfer) in exchange for or with respect to its stock; (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Bank; (iii) a person, or more than one person acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Bank; or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (3);

Then, if a Participant’s employment with the Bank is terminated solely by reason of the occurrence of a change of control, Participant shall be entitled to receive the Participant’s Account balance as of the date of the change of control which shall be paid as set forth in the Election Form to the Participant or to such individuals as the Participant may have designated in writing and filed with the Bank.

ARTICLE VII

AMENDMENT AND REVOCATION

A. Amendment:

The Bank shall have the right to amend the Plan, at any time and from time to time, in whole or in part. The Bank shall notify each Participant in writing of any Plan amendment.

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B. Revocation:

Although the Bank has established the Plan with the intention and expectation of maintaining the Plan indefinitely, the Bank may terminate or discontinue the Plan in whole or in part at any time without any liability for such termination or discontinuance. Upon Plan termination, no further contributions shall be made to it and the Bank shall retain each of Participant’s accounts (earnings and losses thereon) for a period of twelve (12) months after termination or discontinuation and distribution of benefits will commence and distribute all Participant’s accounts on or before twenty four(24) months after termination of this Plan.

ARTICLE VIII

ADMINISTRATION AND CLAIMS

A. Plan Administrator:

The Plan Administrator of the Plan shall be The Asheville Savings Bank Pension Committee until its resignation or removal by the Board. As Plan Administrator, the Asheville Savings Bank Pension Committee shall be responsible for the management and administration of the Plan. The Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

B. Claims Procedure and Arbitration:

In the event a dispute arises over benefits under the Plan and benefits are not paid to the Participant (or to the Participant’s beneficiary(ies) in the case of the Participant’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within sixty (60) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons

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for such denial, reference to the provisions of the Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid sixty-day period.

If claimants desire a second review they shall notify the Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review the Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Benefit Plan upon which the decision is based.

If claimants continue to dispute the benefit denial, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

ARTICLE IX

FORFEITURES

Notwithstanding anything to the contrary, the right of a Participant or a beneficiary to receive future payment (including deferred annual fees, meeting fees, committee fees, salary, wages and any earnings attributable thereto) hereunder shall be forfeited if the Participant is discharged for cause from employment by Bank. For the purposes of this Article IX, “cause” shall mean embezzlement of corporate funds, conviction of a crime involving moral turpitude, or continuous or willful failure to abide by the Bank’s policies, all as may be determined by the Plan Administrator.

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ARTICLE X

MISCELLANEOUS

A. Purpose:

The Plan is maintained by the Plan for the primary purpose of providing deferred compensation benefits for a select group of management or highly compensated executives of the Corporation. The Plan is designated and will be administered as a non-qualified, “tophat” plan of deferred compensation under the Employee Retirement Income Security Act of 1974.

B. Beneficiary:

The term “beneficiary” as used herein shall mean any person or trust, or combination thereof, last designated by the Participant in writing filed with the Plan Administrator by the Participant during the Participant’s life upon a form provided by the Plan. Any such designation or designations of beneficiary(ies) shall be revocable at any time without the consent of any beneficiary, whether now living or born hereafter, by written designations of beneficiaries made by the Participant and filed by the Participant with the Bank during the Participant’s life. In the absence of or failure of designated beneficiary(ies), the Participant’s estate shall be beneficiary.

C. Spendthrift:

It is agreed that neither the Participant, nor any beneficiary hereunder, shall have any right to sell, assign, transfer, pledge or encumber the right to receive any payments hereunder, and any attempt to do so shall be void. A Participant or beneficiary interest in benefits under the Plan shall not be subject to debts or liabilities of any kind and shall not be subject to attachment, garnishment or legal process.

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D. No Fiduciary Relationship:

Other than as otherwise provided herein, the Bank shall be under no obligation to purchase or maintain any life insurance policy, annuity contract, or any other asset, or in any manner to provide funding for their obligations under this Plan. Nothing contained in the Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between any of the Bank, Participant, Participant’s designated beneficiary(ies) or any other person. Any bonus deferred or funds invested in connection with the Bank shall continue to be part of the general funds of the Bank. To the extent that any person acquires a right to receive payments under this Plan, such rights shall be no greater than the right of any unsecured general creditor of the Bank.

E. Binding Effect:

This Plan shall be binding upon the parties entering into an agreement pursuant hereto, their beneficiaries, heirs, executors, administrators, successors and assigns.

F. Interpretation:

Where appropriate in the Plan, words used in the singular will include the plural and words used in the masculine or neuter may include masculine, neuter, or feminine.

G. Integration and Governing Law:

This Plan sets forth the entire Agreement and mutual understanding of parties entering into such an Agreement pursuant hereto, and any and all prior agreements, to the extent inconsistent herewith, are hereby superseded. The Plan, and any Agreement entered pursuant hereto, shall be construed in accordance with and governed by the laws of the State of North Carolina.

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H. No Representations:

The Bank does not represent or guarantee that any particular federal or state income, payroll, personal property or other tax consequence will result from participation in the Plan. A Participant should consult with professional tax advisors to determine the tax consequences of his or her participation. Furthermore, the Bank does not represent or guarantee successful investments of deferred amounts and shall not be required to restore any losses which may result from such investment or lack of investment.

I. Severability:

If a court of competent jurisdiction holds any provision of this Plan to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

J. No Rights Against Bank:

Neither the establishment of this Plan nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefit, shall be construed as giving a Participant or any other person any legal or equitable right against the Bank except as provided in the Plan. In no event shall the terms of employment of any employee be modified or any way affected by the Plan.

K. Effect on Other Bank Benefit Plans:

Nothing contained in this Plan shall affect the right of the Participant to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus, or other supplemental compensation or fringe benefit plan constituting a part of the Bank’s existing or future compensation structure.

L. Headings:

Headings and subheadings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

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M. Contractual Liability:

The obligation of the Bank to make payments hereunder shall constitute a contractual liability of the Bank to the Participant. Such payments shall be made from the general funds of the Bank, and the Bank shall not be required to establish or maintain any special or separate fund or to establish a trust or otherwise to segregate assets to assure that such payments shall be made, and the Participant shall not have any interest in any particular assets of the Bank by reason of its obligations hereunder. To the extent that any person requires a right to receive payment from the Bank, such right shall be no greater than the right of an unsecured creditor of the Bank.

N. Third Party Advisors:

The Plan Administrator may engage an attorney, accountant, actuary or any other technical advisor on matters regarding the operation of the Plan and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Plan Administrator shall deem requisite or desirable in carrying out the provisions of the Plan. The Plan Administrator shall from time to time, but no less frequently than annually, review the financial condition of the Plan and determine the financial and liquidity needs of the Plan. The Plan Administrator shall communicate such needs to the Bank so that its policies may be appropriately coordinated to meet such needs.

O. Set Off:

Notwithstanding any other provision of the Plan, the Bank may reduce the amount of any payment otherwise payable to or on behalf of a participant hereunder by the amount of any loan, cash advance, extension of credit or other obligation of the Participant to the Bank that is then due and payable, and the Participant shall be deemed to have consented to such reduction.

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TRUST AGREEMENT

Between

ASHEVILLE SAVINGS BANK

And

FIDELITY MANAGEMENT TRUST COMPANY

ASHEVILLE SAVINGS BANK DIRECTORS AND OFFICERS DEFERRAL PLAN TRUST

Dated as of August 3, 2009

TABLE OF CONTENTS

Section 1.	Definitions	2
Section 2.	Trust	5
(a)	Establishment	5
(b)	Grantor Trust	6
(c)	Trust Assets	6
(d)	Non-Assignment	6
Section 3.	Payments to Sponsor	6
Section 4.	Disbursements	6
(a)	Limitations	7
Section 5.	Investment of Trust	7
(a)	Selection of Investment Options	7
(b)	Available Investment Options	7
(c)	Investment Directions	7
(d)	Unfunded Status of Plan	7
(e)	Mutual Funds	8
(i)	Execution of Purchases and Sales	8
(ii)	Voting	8
(f)	Trustee Powers	8
Section 6.	Recordkeeping and Administrative Services to Be Performed	10
(a)	General	10
(b)	Accounts	10
(c)	Inspection and Audit	10
(d)	Notice of Plan Amendment	11
(e)	Returns, Reports and Information	12
Section 7.	Compensation and Expenses	12
Section 8.	Directions and Indemnification	12
(a)	Identity of the Sponsor and the Administrator	12
(b)	Directions from the Sponsor and the Administrator	12
(c)	Directions from Participants	13
(d)	Indemnification	13
(e)	Survival	13
Section 9.	Resignation or Removal of Trustee	13
(a)	Resignation and Removal	13
(b)	Termination	13
(c)	Notice Period	13
(d)	Transition Assistance	14
(e)	Failure to Appoint Successor	14
Section 10.	Successor Trustee	14
(a)	Appointment	14
(b)	Acceptance	14
(c)	Corporate Action	14
Section 11.	Resignation, Removal, and Termination Notices	15
Section 12.	Duration	15
Section 13.	Insolvency of Sponsor	15
Section 14.	Amendment or Modification	16

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Section 15.	Electronic Services	16
Section 16.	Assignment	17
Section 17.	Force Majeure	18
Section 18.	Confidentiality; Safeguarding of Data	18
Section 19.	General	20
(a)	Performance by Trustee, its Agents or Affiliates	20
(b)	Entire Agreement	20
(c)	Waiver	20
(d)	Successors and Assigns	20
(e)	Partial Invalidity	20
(f)	Section Headings	21
(g)	Communications	21
(h)	Survival	21
Section 20.	Authorization To Make Available Fidelity Personal Guidance Offerings	21
Section 21.	Situs of Trust Assets	22
Section 22.	Governing Law	22
(a)	Massachusetts Law Controls	22
(b)	Trust Agreement Controls	22
SCHEDULES		23
Schedule “A”	Recordkeeping and Administrative Services	23
Schedule “B”	Fee Schedule	26
Schedule “C”	Investment Options	27
Schedule “D”	Operational Guidelines for Non-Fidelity Mutual Funds	28

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TRUST AGREEMENT, dated as of the third day of August 2009 (“Effective Date”), between ASHEVILLE SAVINGS BANK, a North Carolina corporation, having an office at P.O. Box 652, Asheville, North Carolina 28802 (the “Sponsor”), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).

WITNESSETH:

WHEREAS, the Sponsor is the sponsor of the Asheville Savings Bank Directors and Officers Deferral Plan (the “Plan”); and

WHEREAS, the Sponsor wishes to establish an irrevocable trust (the “Trust”) with regard to the Plan and to contribute to the Trust assets that shall be held therein, subject to the claims of Sponsor’s creditors in the event of Sponsor’s Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”); and

WHEREAS, it is the intention of the Sponsor to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and

WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Sponsor; and

WHEREAS, the Sponsor also wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator (as defined herein).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1. Definitions.

The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a) “Administrator”

“Administrator” shall mean Asheville Savings Bank, identified in the Plan document as the “administrator” of the Plan, or otherwise, the Plan Sponsor.

(b) “Agreement”

“Agreement” shall mean this Trust Agreement, and the Schedules and/or Exhibits attached hereto, as the same may be amended and in effect from time to time.

(c) “Business Day”

“Business Day” shall mean each day the NYSE is open. The closing of a Business Day shall mean the NYSE’s normal closing time of 4:00 p.m. (ET), however, in the event the NYSE closes before such time or alters its closing time, all references to the NYSE closing time shall mean the actual or altered closing time of the NYSE.

(d) “Code”

“Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(e) “EDT”

“EDT” shall mean electronic data transfer.

(f) “Electronic Services”

“Electronic Services” shall mean communication and services made available via electronic media.

(g) “ERISA”

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(h) “External Account Information”

“External Account Information” shall mean account information, including retirement savings account information, from third party websites or other websites maintained by Fidelity or its affiliates.

(i) “Fidelity Mutual Fund”

“Fidelity Mutual Fund” shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

(j) “FIIOC”

“FIIOC” shall mean Fidelity Investments Institutional Operations Company, Inc.

(k) “In Good Order”

“In Good Order” shall mean in a state or condition acceptable to the Trustee in its sole discretion, which the Trustee determines is reasonably necessary for accurate execution of the intended transaction.

(l) “Insolvency”

“Insolvency” shall mean that (i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(m) “Insolvent”

“Insolvent” shall mean that (i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(n) “Losses”

“Losses” shall mean any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorney’s fees and disbursements.

(o) “Mutual Fund”

“Mutual Fund” shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

(p) “NAV”

“NAV” shall mean Net Asset Value.

(q) “NFSLLC”

“NFSLLC” shall mean National Financial Services LLC.

(r) “Non-Fidelity Mutual Fund”

“Non-Fidelity Mutual Fund” shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

(s) “NYSE”

“NYSE” shall mean the New York Stock Exchange.

(t) “Participant”

“Participant” shall mean, with respect to the Plan, any employee (or former employee) with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

(u) “Participant Recordkeeping Reconciliation Period”

“Participant Recordkeeping Reconciliation Period” shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

(v) “Person”

“Person” shall mean any corporation, joint stock company, limited liability company, association, partnership, joint venture, organization, individual, business or other trust or any other entity or organization of any kind or character, including a court or other governmental authority.

(w) “PIN”

“PIN” shall mean personal identification number.

(x) “Plan”

“Plan” shall mean the Asheville Savings Bank Directors and Officers Deferral Plan.

(y) “Plan Administration Design & Discovery Document”

“Plan Administration Design & Discovery Document” shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time during the initial implementation of the Plan onto the Fidelity Participant Recordkeeping System (“FPRS”). This document is an interim document and shall be superseded by the approved Plan Administration Manual.

(z) “Plan Administration Manual”

“Plan Administration Manual” shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time. This definition shall include the Plan Administration Design & Discovery Document from the implementation process until the full Plan Administration Manual can be generated and approved.

(aa) “Plan Sponsor Webstation”

“Plan Sponsor Webstation” shall mean the graphical windows based application that provides current Plan and Participant information including indicative data, account balances, activity and history.

(bb) “Reporting Date”

“Reporting Date” shall mean the last day of each fiscal quarter of the Plan and, if not on the last day of fiscal quarter, the date as of which the Trustee resigns or is removed pursuant to this Agreement or the date as of which this Agreement terminates pursuant to Section 9 hereof.

(cc) “SEC”

“SEC” shall mean the Securities and Exchange Commission.

(dd) “Sponsor”

“Sponsor” shall mean Asheville Savings Bank, a North Carolina corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(ee) “Trust”

“Trust” shall mean the Asheville Savings Bank Directors and Officers Deferral Plan Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

(ff) “Trustee”

“Trustee” shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 10. The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.

(gg) “VRS”

“VRS” shall mean Voice Response System.

Section 2. Trust.

(a) Establishment.

The Sponsor hereby establishes the Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The

Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

(b) Grantor Trust.

The Trust is intended to be a grantor trust, of which the Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, as amended, and shall be construed accordingly.

(c) Trust Assets.

The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Sponsor and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Sponsor. Any assets held by the Trust will be subject to the claims of the Sponsor’s general creditors under federal and state law in the event of Sponsor’s Insolvency.

(d) Non-Assignment.

Benefit payments to Participants and their beneficiaries funded under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process. Notwithstanding anything in this Agreement to the contrary, the Sponsor can direct the Trustee to disperse monies pursuant to a domestic relations order as defined in Code section 414(p)(1)(B) in accordance with Section 4(a).

Section 3. Payments to Sponsor.

Except as provided under this Agreement, the Sponsor shall have no right to retain or divert to others any of the Trust assets before all payment of benefits have been made to Participants pursuant to the terms of the Plan.

Section 4. Disbursements.

The Trustee shall disburse monies to the Administrator for benefit payments in the amounts that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Administrator’s direction complies with the terms of the Plan or any applicable law. The Trustee shall not be responsible for: (i) making benefit payments to Participants under the Plan, (ii) any Federal, State or local income tax reporting or withholding with respect to such Plan benefits, and (iii) FICA (Social Security and Medicare) or any Federal or State unemployment tax with respect to Plan distributions. Upon confirmation to Trustee by Sponsor that all benefits payable under the Plan have been distributed to Participants, any remaining assets may be paid to the Sponsor.

(a) Limitations.

The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

Section 5. Investment of Trust.

(a) Selection of Investment Options.

The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

(b) Available Investment Options.

The Sponsor shall direct the Trustee as to what investment options the Trust shall be invested in (i) during the Participant Recordkeeping Reconciliation Period, and (ii) following the Participant Recordkeeping Reconciliation Period, subject to the following limitations. The Sponsor may determine to offer as investment options only Mutual Funds; provided, however, that the Trustee shall not be considered a fiduciary with investment discretion. The Sponsor may add or remove investment options with the consent of the Trustee to reflect administrative concerns and upon mutual amendment of this Agreement and the Schedules thereto, to reflect such additions.

(c) Investment Directions.

The Sponsor shall direct the Trustee as to how to invest the assets held in the Trust. In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the Plan, the Sponsor may direct the Trustee in writing to invest the assets held in the Trust to correspond to the hypothetical investments made for Participants in accordance with their direction under the Plan. In such cases, Participants may provide directions with respect to their hypothetical investments under the Plan by use of the system maintained for such purposes by the Trustee or its agents, as may be agreed upon from time to time by the Sponsor and the Trustee, and shall be processed in accordance with the fund exchange provisions set forth in the Plan Administration Manual. The Trustee shall not be liable for any loss or expense that arises from a Participant’s exercise or non-exercise of rights under this Section 5 over the assets in the Participant’s accounts. In the event that the Trustee fails to receive a proper direction, the assets in question shall be invested in the investment option set forth for such purpose on Schedule “C” until the Trustee receives a proper direction.

(d) Unfunded Status of Plan

The Sponsor’s designation of available investment options, the maintenance of accounts for each Participant, the crediting of investments gains (or losses) to such accounts, and the exercise by Participants of any powers relating to investments under this Agreement are solely for the purpose of providing a mechanism for measuring the obligation of the Sponsor to any particular Participant under the applicable Plan. As provided in this Agreement, no Participant will have any preferential claim to or beneficial ownership interest in any asset or investment held in the Trust, and the rights of any Participant under the applicable Plan and this Agreement are solely those of an unsecured general creditor of the Sponsor with respect to the benefits of the Participant under the Plan.

(e) Mutual Funds.

On the effective date of this Agreement, in lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund selected by the Sponsor as a Plan investment option or short-term investment fund, the Sponsor hereby consents to receiving such documents electronically. The Sponsor shall access each prospectus on the internet after receiving notice from the Trustee that a current version is available online at a website maintained by the Trustee or its affiliate. Trustee represents that on the effective date of this Agreement, a current version of each such prospectus is available at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time. The Sponsor represents that it has accessed/will access each such prospectus as of the effective date of this Agreement at https://www.fidelity.com or such successor website as Trustee may notify the Sponsor of in writing from time to time. Transactions involving Non-Fidelity Mutual Funds shall be executed in accordance with the operational guidelines set forth in Schedule “D” attached hereto. Trust investments in Mutual Funds shall be subject to the following limitations:

(i) Execution of Purchases and Sales.

Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Sponsor In Good Order all information and documentation necessary to accurately effect such transactions and (if applicable) wire transfer of funds.

Exchanges of Mutual Funds shall be processed in accordance with the fund exchange provisions set forth in the Plan Administration Manual.

(ii) Voting.

At the time of mailing of notice of each annual or special stockholders’ meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to the Sponsor, together with a voting direction form for return to the Trustee or its designee. The Trustee shall vote the shares held in the Trust in the manner as directed by the Sponsor. The Trustee shall not vote shares for which it has received no corresponding directions from the Sponsor. The Sponsor shall also have the right to direct the Trustee as to the manner in which all shareholder rights, other than the right to vote, shall be exercised. The Trustee shall have no further duty to solicit directions from the Sponsor.

(f) Trustee Powers.

The Trustee shall have the following powers and authority:

(i) Subject to this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

(ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees, or in the Trustee’s account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

(iii) To keep that portion of the Trust in cash or cash balances as the Sponsor or Administrator may, from time to time, deem to be in the best interest of the Trust.

(iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

(v) To borrow funds from a bank or other financial institution not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity. The Sponsor acknowledges that it has received the disclosure on the Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Exemption 2002-55 prior to executing this Agreement if applicable.

(vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

(vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

(viii) To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Notwithstanding any powers granted to Trustee pursuant to this Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code. The Trustee will file an annual fiduciary return to the extent required by law.

Section 6. Recordkeeping and Administrative Services to Be Performed.

(a) General.

The Trustee shall perform those recordkeeping and administrative functions described in Schedule “A” attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator’s written directions regarding the Plan’s provisions, guidelines and interpretations. The Sponsor acknowledges that the Trustee will be working to streamline and standardize its service model and agrees to reasonably cooperate with the Trustee in connection with those efforts. The Trustee will make the Sponsor aware of the service model changes in advance and will work with the Sponsor to determine the most efficient and effective methods of implementing the changes. The Sponsor acknowledges that the Trustee does not provide legal or tax advice, and that the Sponsor must obtain its own legal and tax counsel for advice on the plan design appropriate for its specific situation and on legal and tax issues pertaining to the administration of the Plan. The Sponsor further acknowledges that the Trustee has no continuing responsibility to be aware of and responsive to IRS guidance provided under Section 409A of the Code as the Trustee is not the responsible party for (a) ensuring that the Administrator’s or Sponsor’s direction to the Trustee conforms with that guidance, and (b) the payment of all taxes and penalties associated with a failure to maintain such compliance.

(b) Accounts.

The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under applicable law, upon the expiration of six (6) months from the date of filing such account, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such six (6) month period.

(c) Inspection and Audit.

Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, at no expense to the Sponsor, in the format regularly provided to the Sponsor, a statement of each Participant’s account as of the resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan’s new recordkeeper such further records as are reasonable, at the Sponsor’s expense.

The Trustee will provide to auditors (including third-party auditors and Sponsor’s internal audit staff) as Sponsor may designate in writing, access to any Trustee owned or managed facility at which the services are being performed, to appropriate Trustee management personnel, and to the data and records (and other documentation reasonably requested by the Sponsor) maintained by the Trustee with respect to the services solely for the purpose of examining (i) transactional books and records maintained by the Trustee in order to provide the services, (ii) documentation of service level performance, and (iii) invoices to the Sponsor. Any such audits will be conducted at the Sponsor’s expense. The Sponsor and its auditors will first look to the most recent Type II Service Auditor’s Report (“Type II SAR”) before conducting further audits. Type II SAR’s are reports issued by the Trustee’s or its affiliate’s independent public accounting firm in accordance with Statement on Auditing Standard No. 70 (“SAS 70”). If a matter is not covered in such Type II SAR, then the Sponsor will provide the Trustee with a proposed detailed scope and timeframe of the audit requested by the Sponsor in writing at least sixty (60) days prior to date of the audit. The Sponsor will provide the Trustee with not less than ninety (90) days prior written notice of an audit, excepting audit requests from governmental or regulatory agencies. The Sponsor and its auditors will conduct such audits in a manner that will result in a minimum of inconvenience and disruption to the Trustee’s operations. Audits may be conducted only during normal business hours and no more frequently than annually unless otherwise required as a matter of law or for compliance with regulatory or contractual requirements. Any audit assistance provided by the Trustee in excess of the number of audit hours per annum referenced in the fee schedule shall be provided on a fee-for-service basis. The Sponsor and its auditors will not be entitled to review or audit (i) data or information of other customers or clients of the Trustee, (ii) any of Trustee’s proprietary data, or (iii) any other Confidential Information of the Trustee that is not relevant for the purposes of the audit. The Sponsor and its auditors will not be entitled to logical access to the Trustee’s networks and systems, nor unrestricted physical access to Trustee’s facilities and personnel. Reviews of processes, controls, and support documentation will be facilitated with appropriate Trustee’s personnel. The Trustee will use commercially reasonable efforts to cooperate in the audit, will make available on a timely basis the information reasonably required to conduct the audit and will assist the designated employees of the Sponsor or its auditors as reasonably necessary. The Sponsor will reimburse the Trustee for any costs incurred by the Trustee in connection with an audit conducted pursuant to this section. To the maximum extent possible, audits will be designed and conducted (in such manner and with such frequency) so as not to interfere with the provision of the services. The Sponsor will not use any competitors of the Trustee (or any significant subcontractor of Trustee under this Agreement) to conduct such audits. The auditors and other representatives of the Sponsor will execute and deliver such confidentiality and non-disclosure agreements and comply with such security and confidentiality requirements as the Trustee may reasonably request in connection with such audits.

(d) Notice of Plan Amendment.

The Trustee’s provision of the recordkeeping and administrative services set forth in this Section shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment’s adoption, and on the Administrator providing the Trustee, on a timely basis, with all the information the Trustee deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

(e) Returns, Reports and Information.

Except as set forth in the Plan Reporting section of Schedule “A”, the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law.

Section 7. Compensation and Expenses.

Sponsor shall pay to Trustee, within thirty (30) days of receipt of the Trustee’s bill, the fees for services in accordance with Schedule “B.” Fees for services are specifically outlined in Schedule “B” and are based on any assumptions identified therein. In the event that the Plan characteristics referenced in the assumptions outlined in Schedule “B” change significantly by either falling below or exceeding current or projected levels, such fees may be subject to revision, upon mutual renegotiation. To reflect increased operating costs, Trustee may once each calendar year amend Schedule “B” without the Sponsor’s consent upon ninety (90) days prior notice to the Sponsor.

All reasonable expenses of Plan administration as shown on Schedule “B” attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate Participants’ accounts, except to the extent such amounts are paid by the Sponsor in a timely manner.

All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants’ accounts.

Section 8. Directions and Indemnification.

(a) Identity of the Sponsor and the Administrator.

The Trustee shall be fully protected in relying on the fact that the Sponsor and the Administrator under the Plan are the individual or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

(b) Directions from the Sponsor and the Administrator.

Whenever the Sponsor or the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction if the direction is contained in a writing provided by any individual whose name has been submitted (and not withdrawn) in writing to the Trustee by the Sponsor or the Administrator unless it is clear on the direction’s face that the actions to be taken under the direction would be contrary to the terms of this Agreement. The Trustee may rely without further duty of inquiry on the authority of any such individual to provide direction to the Trustee on behalf of the Sponsor.

For purposes of this Section, such direction may also be made via EDT, facsimile or such other secure electronic means in accordance with procedures agreed to by the Sponsor and the Trustee and, in any such case the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Sponsor.

(c) Directions from Participants.

The Trustee shall not be liable for any loss which arises from any Participant’s exercise or non-exercise of rights under the Plan over the assets in the Participants’ hypothetical accounts.

(d) Indemnification.

The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all Losses arising solely from the Trustee’s negligence or bad faith.

The Trustee shall indemnify the Sponsor against, and hold the Sponsor harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Sponsor by reason of any claim, regulatory proceeding, or litigation arising from Trustee’s negligence or bad faith.

(e) Survival.

The provisions of this Section shall survive the termination of this Agreement.

Section 9. Resignation or Removal of Trustee.

(a) Resignation and Removal.

The Trustee may resign at any time in accordance with the notice provisions set forth below. The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.

(b) Termination.

This Agreement may be terminated in full, or with respect to only a portion of the Plan (i.e. a “partial deconversion”) at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.

(c) Notice Period.

In the event either party desires to terminate this Agreement or any Services hereunder, the party shall provide at least sixty (60) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.

(d) Transition Assistance.

In the event of termination of this Agreement, if requested by Sponsor, the Trustee shall assist Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trust and services provided by the Trustee hereunder to Sponsor or its designee. The Trustee shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. The Trustee shall provide to Sponsor, or to any person designated by Sponsor, at a mutually agreeable time, one file of the Plan data prepared and maintained by the Trustee in the ordinary course of business, in the Trustee’s format. The Trustee may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.

(e) Failure to Appoint Successor.

If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.

Section 10. Successor Trustee.

(a) Appointment.

If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

(b) Acceptance.

As of the date the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee, except as may be required to evidence such transition. The predecessor trustee shall execute all instruments and do all acts that may be reasonably necessary and requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

(c) Corporate Action.

Any successor of the Trustee or successor trustee, either through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either the Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 11. Resignation, Removal, and Termination Notices.

All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Asheville Savings Bank, P.O. Box 652, Asheville, North Carolina 2882 and to the Trustee c/o Fidelity Investments, Contracts Development & Negotiation, 82 Devonshire Street, MM1M, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12. Duration.

This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 13. Insolvency of Sponsor.

(a) Trustee shall cease disbursement of funds for payment of benefits to Participants if the Sponsor is Insolvent.

(b) All times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Sponsor under federal and state law as set forth below.

(i) The Board of Directors and the Chief Executive Officer of the Sponsor shall have the duty to inform Trustee in writing of Sponsor’s Insolvency. If a person claiming to be a creditor of the Sponsor alleges in writing to Trustee that Sponsor has become Insolvent, Trustee shall determine whether Sponsor is Insolvent and, pending such determination, Trustee shall discontinue disbursements for payment of benefits to Participants.

(ii) Unless Trustee has actual knowledge of Sponsor’s Insolvency, or has received notice from Sponsor or a person claiming to be a creditor alleging that Sponsor is Insolvent, Trustee shall have no duty to inquire whether Sponsor is Insolvent. Trustee may in all events rely on such evidence concerning Sponsor’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Sponsor’s solvency.

(iii) If at any time Trustee has determined that Sponsor is Insolvent, Trustee shall discontinue disbursements for payments to Participants and shall hold the assets of the trust for the benefit of Sponsor’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of Sponsor with respect to benefits due under the Plan or otherwise.

(iv) Trustee shall resume disbursement for the payment of benefits to Participants in accordance with this Agreement only after Trustee has determined that Sponsor is not Insolvent (or is no longer Insolvent).

(c) If the Sponsor permits the employees of another member of the same controlled group (as defined in IRC Section 414(b) or (c)) to participate in the Plan, all of the assets held by the Trust will be subject to the claims of the general creditors of both the Sponsor and all of such participating affiliates and, for purposes of Section 13(a), the Sponsor is considered Insolvent if any such affiliate meets the definition of Insolvent.

(d) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to (a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants by Sponsor in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 14. Amendment or Modification.

This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. The individuals authorized to sign such instrument shall be those authorized by the Sponsor. Notwithstanding the foregoing, Trustee reserves the right to unilaterally amend this Agreement to update services and procedures and to revise the fee schedule upon 90 days notice to the Sponsor.

Section 15. Electronic Services.

(a) The Trustee may provide communications and Electronic Services via electronic media, including, but not limited to NetBenefits, eWorkplace and Fidelity Plan Sponsor WebStation. The Sponsor agrees to use such Electronic Services only in the course of reasonable administration of or participation in the Plan and to keep confidential and not alter, publish, copy, broadcast, retransmit, reproduce, frame-in, link to, commercially exploit or otherwise redisseminate the Electronic Services, any content associated therewith, or any portion thereof (including, without limitation, any trademarks and service marks associated therewith), without the written consent of the Trustee. Notwithstanding the foregoing, the Trustee acknowledges that certain Electronic Services may, by their nature, be intended for non-commercial, personal use by Participants or their beneficiaries, with respect to their participation in the Plan, or for their other retirement or employee benefit planning purposes, and certain content may be intended or permitted to be modified by the Sponsor in connection with the administration of the Plan. In such cases, the Trustee will notify the Sponsor of such fact, and any requirements or guidelines associated with such usage or modification no later than the time of initial delivery of such Electronic Services. To the extent permission is granted to make Electronic Services available to administrative personnel designated by the Sponsor, it shall be the responsibility of the Sponsor to keep the Trustee informed as to which of the Sponsor personnel are authorized to have such access. Except to the extent otherwise specifically agreed by the parties, the Trustee reserves the right, upon notice when reasonably feasible, to modify or discontinue Electronic Services, or any portion thereof, at any time.

(b) Without limiting the responsibilities of the Trustee or the rights of the Sponsor stated elsewhere in this Agreement, Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services. To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and the Sponsor agrees to follow, reasonable security precautions. However, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted electronically or via electronic media by the Sponsor or a third party if it determines that the method of delivery does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication, nor does the Trustee make any warranties, express or implied, and specifically disclaims all warranties of merchantability, fitness for a particular purpose, or non-infringement. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Services made in violation of this Agreement.

(c) The Sponsor acknowledges that certain web sites through which the Electronic Services are accessed may be protected by passwords or require a login and the Sponsor agrees that neither the Sponsor nor, where applicable, Participants, will obtain or attempt to obtain unauthorized access to such Services or to any other protected materials or information, through any means not intentionally made available by the Trustee for the specific use of the Sponsor. To the extent that a PIN is necessary for access to the Electronic Services, the Sponsor and/or its Participants, as the case may be, are solely responsible for all activities that occur in connection with such PINs.

(d) The Trustee will provide to Participants the FullViewSM service via NetBenefits, through which Participants may elect to consolidate and manage any retirement account information available through NetBenefits as well as External Account Information. To the extent not provided by the Trustee or its affiliates, the data aggregation service will be provided by Yodlee.com, Inc. or such other independent provider as the Trustee may select, pursuant to a contract that requires the provider to take appropriate steps to protect the privacy and confidentiality of information furnished by users of the service. The Sponsor acknowledges that Participants who elect to use FullViewSM must provide passwords and PINs to the provider of data aggregation services. The Trustee will use External Account Information to furnish and support FullViewSM or other services provided pursuant to this Agreement, and as otherwise directed by the Participant. The Trustee will not furnish External Account Information to any third party, except pursuant to subpoena or other applicable law. The Sponsor agrees that the information accumulated through FullViewSM shall not be made available to the Sponsor, provided, however, that the Trustee shall provide to the Sponsor, upon request, aggregate usage data that contains no personally identifiable information.

Section 16. Assignment.

This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor. All provisions in this Agreement shall extend to and are binding upon the parties hereto and their respective successors and permitted assigns.

Section 17. Force Majeure.

No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, acts of terrorism, whether actual or threatened, quarantines, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.

Section 18. Confidentiality; Safeguarding of Data.

(a) Confidential Information. In connection with this Agreement, each of the parties has disclosed and may continue to disclose to the other party information that relates to the disclosing party’s business operations, financial condition, employees, former employees, eligible dependents and beneficiaries of such employees and former employees, customers, business associates, products, services or technical knowledge. Except as otherwise specifically agreed in writing by the parties, Trustee and Sponsor each agree that from and after the Effective Date (i) all information communicated to it before or after the Effective Date by the other and identified as confidential or proprietary, (ii) all information identified as confidential or proprietary to which it has access in connection with the services, whether such access was before or after the Effective Date, (iii) all information communicated to it that reasonably should have been understood by the receiving party to be proprietary and confidential to the disclosing party including without limitation technical, trade secret or business information, financial information, business or marketing strategies or plans, product development or customer information, and (iv) the terms and conditions of this Agreement (collectively, the “Confidential Information”) will be used only in accordance with this Agreement.

(b) Ownership of Information/Safeguarding Information. Each party’s Confidential Information will remain the property of that party except as otherwise expressly provided in this Agreement. Each party will use at least the same degree of care to safeguard and to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure or publication of its own information (or information of its customers) of a similar nature, and in any event, no less than reasonable care. Each party may use and disclose relevant aspects of the other party’s Confidential Information to its employees, affiliates, subcontractors and agents to the extent such disclosure is reasonably necessary for the performance of its obligations under this Agreement or the enforcement of its rights under this Agreement; provided, however, that the disclosing party shall ensure that such parties agree to be bound by confidentiality provisions at least as restrictive as those set forth in this Section 18; and provided further, however, that in no event shall Sponsor disclose such Confidential Information to direct competitors of the Trustee. Each party will be responsible for any improper disclosure of Confidential Information by such party’s employees, affiliates, subcontractors or agents. Neither party will (i) make any use or copies of the Confidential Information of the other except as contemplated by this Agreement, or (ii) sell, assign, lease or otherwise commercially exploit the Confidential Information (or any derivative works thereof) of the other party. Neither party will withhold the Confidential Information of the other party (including in the case of the Sponsor, the Personal Data) or refuse for any reason (including due to the other party’s actual or alleged breach of this Agreement) to promptly return to the other party its Confidential Information (including copies thereof) if requested to do so.

(c) Return of Information. Upon expiration or any termination of this Agreement and completion of a party’s obligations under this Agreement, each party will return or destroy, as the owner may direct, all documentation in any medium that contains or refers to the other party’s Confidential Information; however, each party may retain copies of Confidential Information of the other party solely to the extent required for compliance with applicable professional standards and applicable law.

(d) Exceptions to Confidential Treatment. Sections 18(a), (b) and (c) shall not apply to any particular information that either party can demonstrate (i) was, at the time of disclosure to it (a) already known to the receiving party (and not subject to a pre-existing confidentiality agreement) or (b) publicly known; (ii) after disclosure to it, becomes publicly known through no fault of the receiving party; (iii) was received after disclosure to it from a third party who did not indicate that the information was to be treated as confidential in connection with the disclosure or (iv) was independently developed by the receiving party without use of the Confidential Information of the disclosing party. In addition, a party will not be considered to have breached its obligations under this Section 18 for disclosing Confidential Information of the other party to the extent required to satisfy any valid subpoena, court order, litigation or regulatory request, or any other legal requirement of a competent governmental authority, provided that following receipt of any such request, or making a determination that disclosure is legally required, and to the extent that it may legally do so, such party advises the other party prior to making such disclosure in order that the other party may object to such disclosure, take action to ensure confidential treatment of the Confidential Information, or take such other action as it considers appropriate to protect the Confidential Information. In addition, Trustee will not be considered to have breached its obligations under this Section 18 for using or disclosing Confidential Information to the extent Trustee or an affiliate of the Trustee is specifically authorized by an individual to use that individual’s personal information (including plan-related and account-related information applicable to that individual) in connection with any other Trustee products or services.

(e) No Duty to Disclose. Nothing contained in this Section 18 will be construed as obligating a party to disclose its Confidential Information to the other party, or as granting to or conferring on a party, expressly or impliedly, any rights or license to the Confidential Information of the other party provided that Trustee shall be excused from its obligations to perform hereunder to the extent Sponsor fails to provide any such information as is reasonably necessary for Trustee to perform the services and otherwise meet its obligations hereunder.

(f) Personal Data. In order to fulfill its obligations under this Agreement, Trustee may receive in connection with this Agreement or the services provided hereunder personal data, including compensation, benefits, tax, marital/family status and other similar information about participants (“Personal Data”). Trustee acknowledges that it is receiving Personal Data only in connection with the performance of the services and Trustee will not use or disclose Personal Data without the permission of the Sponsor for any purpose other than as permitted in this Agreement and in fulfilling its obligations under this Agreement, unless disclosure is required or permitted under this Agreement or by applicable law. With respect to Personal Data it receives under this Agreement, Trustee agrees to (i) safeguard Personal Data in accordance with its privacy policy, and (ii) exercise at least the same standard of care in safeguarding such Personal Data that it uses to protect the personal data of its own employees. Notwithstanding the foregoing, Sponsor may monitor Trustee’s interactions with participants, and Sponsor authorizes Trustee to permit third-party prospects of the Trustee to monitor participants’ interactions for the purpose of evaluating Trustee’s services. Nothing in this Agreement shall affect in any way other product or service arrangements entered into separately by Trustee or its affiliates and the Sponsor and/or participants.

(i) Foreign Data Protection Laws. Sponsor is responsible for any and all activities necessary to ensure compliance with applicable laws regarding data protection outside of the United States and for ensuring that the transfer of Personal Data to Trustee is in compliance with such laws. Sponsor will not transfer any Personal Data to Trustee unless Sponsor has satisfied such laws, such as through the use of consents. Trustee will be entitled to presume that, unless notified to the contrary by Sponsor, activities necessary to ensure compliance with such laws have been satisfied by Sponsor with respect to all Personal Data furnished to Trustee hereunder. Trustee will have no obligation to process any Personal Data if Trustee is on notice that compliance with such laws has not been met.

Section 19. General.

(a) Performance by Trustee, its Agents or Affiliates.

The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

(b) Entire Agreement.

This Agreement, together with the Schedules referenced herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, written or oral, made by the parties with respect to the services.

(c) Waiver.

No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other obligation hereunder or subsequent failure or refusal to comply with any other obligation hereunder.

(d) Successors and Assigns.

The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

(e) Partial Invalidity.

If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(f) Section Headings.

The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

(g) Communications.

In the event that the Sponsor retains any responsibility for delivering Participant communications to some or all Participants and beneficiaries, the Sponsor agrees to furnish the communications to such Participants in a timely manner as determined under applicable law.

The provisions of this Agreement shall apply to all information provided and all Participant communications prepared and delivered by the Sponsor or the Trustee during the implementation period prior to the execution date of this Agreement and throughout the term set forth in this Agreement.

(h) Survival.

Trustee’s and Sponsor’s respective obligations under this Agreement, which by their nature would continue beyond the termination of this Agreement, including but not limited to those contained in Sections and/or subsections entitled “Inspection and Audit,” “Indemnification,” and “Confidentiality; Safeguarding of Data” shall survive any termination of the Agreement.

Section 20. Authorization To Make Available Fidelity Personal Guidance Offerings.

Notwithstanding any provision of the Agreement to the contrary, Sponsor hereby authorizes Trustee, Fidelity Employer Services Company LLC, Fidelity Brokerage Services LLC, and other affiliates of the Trustee, throughout the term of this Agreement and any extensions thereto, to provide and/or offer personal and/or workplace services, programs, and products (collectively, “Personal Guidance Offerings”) to any and all Persons with respect to whom the Trustee receives any information hereunder, including Personal Guidance Offerings unrelated to retirement or employment, and the Trustee may use for such purpose any information received hereunder or otherwise related to the Plan or Sponsor. Such information shall be treated in accordance with Fidelity Investments’ privacy policy. Any information collected by the Trustee in the course of providing Personal Guidance Offerings may be retained and used by the Trustee, Fidelity Employer Services Company LLC, Fidelity Brokerage Services LLC, or affiliates of the Trustee after the termination of this Agreement. Persons who request that the Trustee discontinue communications related to Personal Guidance Offerings other than workplace-related offerings shall be permitted to do so in accordance with industry rules and practices and through various means that may be specific by communication medium. The Trustee agrees to indemnify Sponsor against any claims brought against Sponsor by a Person who purchases a product or service of the Trustee or any affiliate of the Trustee as a result of the actions taken by Trustee pursuant to this Section to the extent such claim is the result of Trustee’s (or, if applicable, an affiliate of the Trustee’s) negligence or failure to follow the terms of any agreements entered into between such Person and the Trustee (or the affiliate of the Trustee).

Section 21. Situs of Trust Assets.

The Sponsor and the Trustee agree that no assets of the Trust shall be located or transferred outside of the United States.

Section 22. Governing Law.

(a) Massachusetts Law Controls.

This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

(b) Trust Agreement Controls.

The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this Agreement on behalf of the respective parties. Each party may rely without duty of inquiry on the foregoing representation.

ASHEVILLE SAVINGS BANK

By:
Authorized Signatory
Name:
Title:
Date:

FIDELITY MANAGEMENT TRUST COMPANY

By:
FMTC Authorized Signatory
Name:
Date:

SCHEDULES

Schedule “A” Recordkeeping and Administrative Services

Administration

* Establishment and maintenance of Participant account and election percentages.

* Maintenance of the Plan investment options set forth on Schedule “C”.

* Maintenance of the money classifications set forth in the Plan Administration Manual.

* The Trustee will provide the recordkeeping and administrative services set forth on this Schedule “A” or as otherwise agreed to in writing (or by means of a secure electronic medium) between Sponsor and Trustee. The Trustee may unilaterally add or enhance services, provided there is no impact on the fees set forth in Schedule “B.”

A) Participant Services

1)	Participant service representatives are available each Business Day at the times set forth in the Plan Administration Manual via toll free telephone service for Participant inquiries and transactions.

2)	Through the automated voice response system and on-line account access via the world wide web, Participants have virtually 24 hour account inquiry. Through on-line account access via the world wide web, Participants also have virtually 24 hour transaction capabilities.

3)	For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a PIN or such other personal identifier as may be agreed to from time to time by the Sponsor and the Trustee.

4)	The following services are available via the telephone or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee:

•	Process Participant enrollments, in accordance with the procedures set forth in the Plan Administration Manual.

•	Provide Plan investment option information.

•	Provide and maintain information and explanations about Plan provisions.

•	Respond to requests for literature.

•	Maintain and process changes to Participants’ contribution allocations for all money sources, if applicable.

•	Provide investment information and plan information.

B) Plan Accounting

1)	Process consolidated payroll contributions according to the Sponsor’s payroll frequency via Plan Sponsor Webstation or other medium permitted by the Trustee. The data format will be provided by the Trustee.

2)	Maintain and update employee data necessary to support Plan administration. The data will be submitted according to payroll frequency.

3)	Provide daily Plan and Participant level accounting for all Plan investment options.

4)	Provide daily Plan and Participant level accounting for all money classifications for the Plan.

5)	Audit and reconcile the Plan and Participant accounts daily.

6)	Maintain and process changes to Participants’ existing hypothetical investment mix elections.

C) Participant Reporting

1)	Provide confirmation to Participants of all Participant initiated transactions either online or via the mail. Online confirms are generated upon submission of a transaction and mail confirms are available by mail generally within five (5) calendar days of the transaction.

2)	Provide Participant statements in accordance with the procedures set forth in the Plan Administration Manual.

D) Plan Reporting

1)	Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty (20) calendar days after the end of each month in the absence of unusual circumstances.

E) Government Reporting

1)	Provide necessary account information to the Sponsor for issuance of Participant checks and tax reporting.

2)	Provide Mutual Fund tax reporting (Forms 1099 DIV. and 1099-B) to the Sponsor.

F) Other

1)	Plan Sponsor Webstation: The Fidelity Participant Recordkeeping System is available on-line to the Sponsor via the Plan Sponsor Webstation. PSW is a graphical, Windows-based application that provides current Plan and Participant-level information, including indicative data, account balances, activity and history. The Sponsor agrees that PSW access will not be granted to third parties without the prior consent of the Trustee.

2)	Change of Address by Telephone: The Trustee shall allow Participants as directed by the Sponsor and documented in the Plan Administration Manual, to make address changes via Fidelity’s toll-free telephone service.

ASHEVILLE SAVINGS BANK		FIDELITY MANAGEMENT TRUST
COMPANY

By:		By:
	Authorized Signatory Date	FMTC Authorized Signatory Date

Schedule “B” Fee Schedule

Annual Recordkeeping Fee:	$10,000.00 per year billed and payable on a quarterly basis.

* This fee will be imposed for each calendar quarter, or any part thereof, that it remains necessary to maintain a Participant’s account(s) as part of the Plan’s records, e.g., vested, deferred, forfeiture, and terminated Participants who must remain on file through calendar year-end for reporting purposes.

Non-Fidelity Mutual Funds:	Payments made directly to Fidelity Investments Institutional Operations Company, Inc. (FIIOC) or its affiliates by Non-Fidelity Mutual Fund vendors shall be posted and updated quarterly on Plan Sponsor Webstation at https://psw.fidelity.com or a successor site.

Other Fees:

•

Other Fees: separate charges may apply for extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, audit support in excess of the standard and customary hours allotted for the annual financial statement audit, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to Fidelity.

Note: These fees are based on the Plan characteristics, asset configuration, net cash flow, fund selection and number of Participants existing as of the date of this agreement. In the event that one or more of these factors changes significantly, fees may be subject to change after discussion and mutual agreement of the parties. Significant changes in the legal and regulatory environment would also prompt discussion and potential fee changes.

ASHEVILLE SAVINGS BANK		FIDELITY MANAGEMENT TRUST COMPANY

By:		By:
	Authorized Signatory Date		FMTC Authorized Signatory Date

Schedule “C” Investment Options

In accordance with Section 5(b), the Sponsor hereby directs the Trustee that Participants’ individual hypothetical accounts may be invested in the following investment options:

•	Fidelity Capital & Income Fund

•	Fidelity Government Income Fund

•	Fidelity Real Estate Investment Portfolio

•	Fidelity Low-Priced Stock Fund

•	Fidelity Select Natural Resources Portfolio

•	Fidelity Retirement Money Market Portfolio

•	Harbor Bond Fund - Institutional Class

•	Harbor International Fund - Institutional Class

•	Vanguard 500 Index Fund - Investor Class

•	Loomis Sayles Bond Fund - Retail Class

•	KEELEY Small Cap Value Fund, Inc.

•	T. Rowe Price Growth Stock Fund

•	Dodge & Cox Stock Fund

The Sponsor hereby directs that the investment option referred to in Section 5(c) shall be the Fidelity Retirement Money Market Portfolio.

ASHEVILLE SAVINGS BANK

By:
Authorized Signatory Date

Schedule “D” Operational Guidelines for Non-Fidelity Mutual Funds

Pricing

By 7:00 p.m. Eastern Time (“ET”) each Business Day, the Non-Fidelity Mutual Fund Vendor (“Fund Vendor”) will input the following information (“Price Information”) into the Fidelity Participant Recordkeeping System (“FPRS”) via the remote access price screen that FIIOC, an affiliate of the Trustee, has provided to the Fund Vendor: (1) the NAV for each Fund at the Close of Trading, (2) the change in each Fund’s NAV from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor (“mil rate”). FIIOC must receive Price Information each Business Day. If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the FPRS until the relevant Price Information is made available by Fund Vendor.

Trade Activity and Wire Transfers

By 7:00 a.m. ET each Business Day following Trade Date (“Trade Date Plus One”), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, but no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

Prospectus Delivery

FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports (“Required Materials”) to Participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Participants. FIIOC shall bear the costs of mailing prospectuses to Participants.

Proxies

The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly the Fund Vendor by the third-party vendor.

Participant Communications

The Fund Vendor shall provide internally prepared fund descriptive information approved by the Funds’ legal counsel for use by FIIOC in its written Participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with Participants and in quarterly Participant statements. The Sponsor hereby consents to FIIOC’s use of such materials and acknowledges that FIIOC is not responsible for the accuracy of third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.

Compensation

FIIOC shall be entitled to payments as set forth in a separate agreement with the Fund Vendor.

SAMPLE DIRECTION LETTER

[Employer’s Letterhead]

FESCO Business Compliance, Attn: Contracts.

Fidelity Investments

82 Devonshire Street, MM1M

Boston, MA 02109

Re: Investment Instructions for Rabbi Trust Assets

Dear [Insert Names]:

The Participants under the Asheville Savings Bank Directors and Officers Deferral Plan (“Plan”) have the right to direct the investment of their Plan account in hypothetical investment options, which are currently based on Mutual Funds. Fidelity Management Trust Company has agreed pursuant to a Trust Agreement with Asheville Savings Bank dated August 3, 2009, to receive such Participant directions.

The Sponsor hereby directs the Trustee to invest funds contributed to the rabbi trust in a manner which corresponds directly to elections made by Participants under the Plan. The Sponsor hereby directs the Trustee to vote the shares of Fidelity and Non-Fidelity Mutual Funds and vote and/or tender shares of Sponsor Stock as directed by the Sponsor.

These procedures will remain in effect until a revised instruction letter is provided by the Sponsor and accepted by the Trustee.

Sincerely,

Authorized Signatory
(w/enc.)